Exhibit 99.1
CARDIAC SCIENCE REPORTS RECORD 2008 REVENUE
2008 revenue of $206.2 million up 13% over 2007
Market capitalization changes require goodwill impairment charge
Bothell, WA – March 12, 2009 – Cardiac Science Corporation [NASDAQ: CSCX], a global leader in advanced cardiac diagnosis, resuscitation, rehabilitation, and informatics products, today announced its financial results for the fourth quarter and full year ended December 31, 2008.
Revenue for the fourth quarter of 2008 was $51.1 million, 1% above last year’s fourth quarter revenue of $50.4 million. Revenue for 2008 was a record $206.2 million, an increase of 13% over 2007 revenue of $182.1 million.
As a result of required annual impairment tests, the Company incurred a fourth quarter non-cash charge of $107.7 million ($107.4 million net of tax benefits) related to the impairment of previously recorded goodwill in accordance with Statement of Financial Accounting Standards No. 142 (“SFAS 142”). Similar to the experience of many companies, Cardiac Science’s market capitalization has eroded to a level significantly below book value, due in large part to the depressed macroeconomic environment and volatility in the equity markets, creating the necessity for the impairment charge.
Including the charge for the impairment of goodwill, the Company reported a loss for the fourth quarter of $105.2 million, or $4.58 per share, and a net loss for 2008 of $98.4 million, or $4.30 per share.
Excluding the goodwill impairment charge and related income taxes, pro-forma net income would have been $2.2 million, or $0.09 per fully diluted share for the fourth quarter, and a record $9.0 million, or $0.39 per fully diluted share, for full year 2008. These results compare to fourth quarter 2007 reported GAAP net income of $2.4 million, or $0.10 per diluted share, and full year 2007 reported GAAP net income of $8.5 million, or $0.37 per fully diluted share.
Reported net income for 2007 included exceptional litigation-related items that increased net income by $1.4 million. Excluding these items, pro forma net income in 2007 was $7.1 million, or $0.31 per fully diluted share.
“Despite the challenging economy, our overall business remained strong through the fourth quarter, resulting in a record year for Cardiac Science,” said John Hinson, president and chief executive officer. “We crossed the $200 million revenue threshold in 2008, an important milestone for our company, and, excluding the goodwill impairment charge, we also had a record year in terms of profitability and operating cash flow.”
Fourth Quarter Financial Results

Fourth quarter revenue of $51.1 million represented an increase of 1% over the $50.4 million in revenue reported in the fourth quarter of 2007.
Total defibrillation revenue increased 10%, driven by strong growth in the international markets. International Automated External Defibrillator (“AED”) sales were up 54%, reflecting higher sales in Japan and Europe. North American AED sales decreased 26%, largely due to a slowdown in demand as well as a lengthening of the sales cycle related to general weakness in the U.S. economy. The cardiac monitoring business declined 13% from the prior year, reflecting the impact of continued constraints on capital spending on the buying activity of U.S. hospitals.
Service revenue increased 12%, due to growth in both global AED training and maintenance programs and cardiac monitoring contract sales.
Fourth quarter gross margin was 50.9%, an increase of 2.1 percentage points over the year-ago gross margin of 48.8%. Contributing to the increase were favorable product mix, increased margin associated with recurring service revenue and ongoing product cost reductions.
Operating expenses in the fourth quarter of 2008 totaled $131.7 million, including the $107.7 million non-cash goodwill impairment charge. In addition, the Company incurred $1.2 million in severance charges, mostly related to the reduction in force (“RIF”) implemented in January 2009. Although the Company had previously announced that the RIF charges would be recorded in the first quarter of 2009, during the preparation of the year end financial statements the Company determined that the RIF charges were more appropriately included in the 2008 results.
The Company reported an operating loss in the fourth quarter of $105.7 million. Excluding the goodwill impairment charge, pro forma operating income would have been $1.9 million.
Net loss in the fourth quarter was $105.2 million, or $4.58 per share. Excluding the goodwill impairment charge and related income taxes, pro-forma net income would have been $2.2 million, or $0.09 per fully diluted share.
The Company generated $2.6 million in cash from operating activities during the quarter and had $34.7 million in cash and short-term investments as of December 31, 2008.
Full Year 2008 Highlights
During the full year 2008, the Company:
•	Achieved record revenue, pro forma net income and operating cash flow

•	Was selected for inclusion in the Russell 3000 Index

•	Appointed Dave Marver as the Company’s chief operating officer, adding strategic depth and talent to the executive management team

•	Completed a comprehensive re-branding program to align the Burdick, HeartCentrix, Powerheart and Quinton brands squarely behind the Cardiac Science™ master brand

•	Announced agreements to provide AEDs to such notable organizations as the Los Angeles County Fire Department, the Boy Scouts of America, American Electric Power, CH2M Hill, Cummins Engine and the Australian Defence Force

•	Released additional languages on the Company’s electrocardiographs

•	Launched new Stress product versions with enhanced connectivity, workflow and reporting capabilities, as well as certain additional features for echocardiography and nuclear systems applications

•	Released an updated Q-Tel RMS system, providing enhanced connectivity and workflow capabilities in the Company’s cardiac rehabilitation monitoring systems

•	Created updated versions of the HeartCentrix informatics platform, providing greater connectivity between cardiology devices and Electronic Medical Record systems in physician offices, and remote network access in the Hospital market

•	Announced certification of our HeartCentrix informatics software with the Allscripts Electronic Health Record and NextGen Healthcare Information Systems

•	Increased R&D capacity and flexibility through an alliance with Syncroness
Outlook
The Company expects revenue for the first quarter of 2009 to be in a range between $39 million and $40 million, reflecting significant softness in both North American and Japanese defibrillation sales, as well as worldwide softness in cardiac monitoring sales, partially offset by continued growth in defibrillation sales in other areas and service revenue similar to the prior year. Net income is expected to be positive, with fully diluted earnings per share in a range around $0.01. Despite normally higher seasonal cash payment requirements, the Company also expects to report positive operating cash flow for the first quarter.
“We took steps earlier in the quarter to reduce costs to provide flexibility and allow us to remain profitable under a range of economic scenarios,” said Mike Matysik, chief financial officer. These actions will provide a clear benefit as we expect to see the impact of the weakened global economy reflected on our first quarter revenues,” he concluded.
Non-GAAP and Pro Forma Financial Information
This news release contains a discussion of EBITDA, Adjusted EBITDA, Pro Forma Operating Income, and Pro Forma Net Income, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure defined as earnings before net interest, income taxes, depreciation, and amortization. “Adjusted EBITDA” refers to EBITDA before stock-based compensation, impairment of goodwill, and litigation expense. Pro Forma Operating Income refers to Operating Income before impairment of goodwill and litigation expense. Pro Forma Net Income refers to Net Income before impairment of goodwill and litigation expenses and the related tax effect of these expenses. None of these measures are a substitute for measures determined in accordance with GAAP, and may not be comparable to the same measures as reported by other companies. EBITDA, Adjusted EBITDA, Pro Forma Operating Income, and Pro Forma

Net Income are an integral part of the internal management reporting and planning process and are the primary measures used by management to evaluate the operating performance of the Company. The components of these measures include the key revenue and expense items for which operating managers are responsible and upon which their performance is evaluated. The Company also uses Adjusted EBITDA for planning purposes and in presentations to its board of directors. Reconciliations of net income, the most comparable GAAP measure, to EBITDA, Adjusted EBITDA, Pro Forma Operating Income, and Pro Forma Net Income are contained in this press release.
Conference Call Information
Cardiac Science will conduct a conference call at 4:30 p.m. Eastern Time today to discuss the Company’s financial results for the fourth quarter. The call will be hosted by John Hinson, chief executive officer, Dave Marver, chief operating officer and Mike Matysik, senior vice president and chief financial officer.
To access the conference call, please dial 800.257.3401. International participants can call 303.262.2125. The call will also be web cast live at www.cardiacscience.com. An audio replay of the call will be available for 7 days following the call at (800) 405-2236 for U.S. callers or 303.590.3000 for those calling outside the U.S. The password required to access the replay is 11125955#. An audio archive will be available at www.cardiacscience.com for 90 days following the call.
For more information,

Company Contact:	Investor Contact:	Media Contact:

Mike Matysik	Jenifer Kirtland	Christopher Gale
Cardiac Science Corporation	EVC Group, Inc.	EVC Group, Inc.
Sr. Vice President and CFO	415.896.6820	646.201.5431
425.402.2009		203.570.4681
		cgale@evcgroup.com
About Cardiac Science Corporation
Cardiac Science develops, manufactures, and markets a family of advanced diagnostic and therapeutic cardiology devices and systems, including automated external defibrillators (AEDs), electrocardiograph devices (ECGs), cardiac stress systems and treadmills, Holter monitoring systems, hospital defibrillators, cardiac rehabilitation telemetry systems, and cardiology data management systems (informatics) that connect with hospital information (HIS), electronic medical record (EMR), and other information systems. The Company sells a variety of related products and consumables, and provides a portfolio of training, maintenance, and support services. Cardiac Science, the successor to the cardiac businesses that established the trusted Burdick®, HeartCentrix®, Powerheart®, and Quinton® brands, is headquartered in Bothell, Washington. With customers in more than 100 countries worldwide, the company has operations in North America, Europe, and Asia. For information, call 425.402.2000 or visit www.cardiacscience.com.
Forward-Looking Statements
This press release contains forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, those relating to Cardiac Science Corporation’s future revenue, earnings, earnings per share and cash flow. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results and other risks are more fully described in the Annual Report on Form 10-K filed by Cardiac Science Corporation for the year ended December 31, 2007. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.
LOGO: http://www.cardiacscience.com/images/main_logo.gif
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(Tables to Follow)

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,
	2008		2007
	$	%	$	%
Revenues:
Cardiac monitoring products	$16,943	33.2%	$19,554	38.8%
Defibrillation products	29,575	57.9%	26,829	53.2%

Total product revenues	46,518	91.1%	46,383	92.0%
Service	4,538	8.9%	4,045	8.0%

Total revenues	51,056	100.0%	50,428	100.0%

Cost of Revenues:
Products	21,929	47.1%	22,807	49.2%
Service	3,124	68.8%	2,994	74.0%

Total cost of revenues	25,053	49.1%	25,801	51.2%

Gross Profit:
Products	24,589	52.9%	23,576	50.8%
Service	1,414	31.2%	1,051	26.0%

Gross profit	26,003	50.9%	24,627	48.8%

Operating Expenses:
Research and development	4,664	9.1%	3,557	7.1%
Sales and marketing	12,563	24.6%	11,729	23.3%
General and administrative	6,849	13.4%	5,269	10.4%
Impairment of goodwill	107,671	210.9%	—	0.0%

Total operating expenses	131,747	258.0%	20,555	40.8%

Operating income (loss)	(105,744)	-207.1%	4,072	8.1%

Other Income:
Interest income, net	55	0.1%	203	0.4%
Other income (loss), net	529	1.0%	(59)	-0.1%

Total other income	584	1.1%	144	0.3%

Income (loss) before income tax benefit (expense) and minority interests	(105,160)	-206.0%	4,216	8.4%
Income tax benefit (expense)	152	0.3%	(1,821)	-3.6%

Income (loss) before minority interests	(105,008)	-205.7%	2,395	4.7%
Minority interests	(194)	-0.4%	(28)	-0.1%

Net income (loss)	$(105,202)	-206.1%	$2,367	4.7%

Net income (loss) per share — basic	$(4.58)		$0.10
Net income (loss) per share — diluted	$(4.58)		$0.10
Weighted average shares outstanding — basic	22,957,378		22,758,776
Weighted average shares outstanding — diluted	22,957,378		23,235,035

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Twelve Months Ended December 31,
	2008		2007
	$	%	$	%
Revenues:
Cardiac monitoring products	$65,556	31.8%	$68,624	37.7%
Defibrillation products	121,946	59.2%	97,382	53.5%

Total product revenues	187,502	91.0%	166,006	91.1%
Service	18,651	9.0%	16,125	8.9%

Total revenues	206,153	100.0%	182,131	100.0%

Cost of Revenues:
Products	91,189	48.6%	81,342	49.0%
Service	12,681	68.0%	12,373	76.7%

Total cost of revenues	103,870	50.4%	93,715	51.5%

Gross Profit:
Products	96,313	51.4%	84,664	51.0%
Service	5,970	32.0%	3,752	23.3%

Gross profit	102,283	49.6%	88,416	48.5%

Operating Expenses:
Research and development	16,426	8.0%	13,020	7.1%
Sales and marketing	50,733	24.6%	46,195	25.4%
General and administrative	22,417	10.9%	19,176	10.5%
Impairment of goodwill	107,671	52.2%	—	0.0%
Litigation and related expenses	—	0.0%	3,808	2.1%
Licensing income and litigation settlement	—	0.0%	(6,000)	-3.3%

Total operating expenses	197,247	95.7%	76,199	41.8%

Operating income (loss)	(94,964)	-46.1%	12,217	6.7%

Other Income:
Interest income, net	489	0.2%	402	0.2%
Other income, net	635	0.3%	799	0.4%

Total other income	1,124	0.5%	1,201	0.7%

Income (loss) before income tax expense and minority interests	(93,840)	-45.5%	13,418	7.4%
Income tax expense	(4,093)	-2.0%	(4,924)	-2.7%

Income (loss) before minority interests	(97,933)	-47.5%	8,494	4.7%
Minority interests	(451)	-0.2%	(4)	0.0%

Net income (loss)	$(98,384)	-47.7%	$8,490	4.7%

Net income (loss) per share — basic	$(4.30)		$0.37
Net income (loss) per share — diluted	$(4.30)		$0.37
Weighted average shares outstanding — basic	22,869,920		22,697,113
Weighted average shares outstanding — diluted	22,869,920		23,197,911

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	December 31, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$34,655	$20,159
Short-term investments	—	350
Accounts receivable, net	31,665	29,439
Inventories	24,692	21,794
Deferred income taxes	8,366	9,558
Prepaid expenses and other current assets	3,144	2,509

Total current assets	102,522	83,809

Other assets	428	125
Machinery and equipment, net of accumulated depreciation	6,994	5,056
Deferred income taxes	28,452	30,288
Intangible assets, net of accumulated amortization	31,278	35,053
Investments in unconsolidated entities	534	727
Goodwill	—	107,613

Total assets	$170,208	$262,671

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$12,711	$12,792
Accrued liabilities	13,535	11,075
Warranty liability	3,796	3,211
Deferred revenue	7,918	8,141

Total current liabilities	37,960	35,219

Other liabilities	—	54

Total liabilities	37,960	35,273

Minority interests	545	127

Shareholders’ Equity	131,703	227,271

Total liabilities and shareholders’ equity	$170,208	$262,671

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended
	December 31,
	2008	2007
Operating Activities:
Net income (loss)	$(105,202)	$2,367

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	658	484
Depreciation and amortization	1,550	1,672
Gain on disposal of machinery and equipment	—	(15)
Impairment of goodwill	107,671	—
Deferred income taxes	(862)	1,630
Minority interests	194	31

Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable, net	(1,326)	(2,351)
Inventories	(1,199)	(1,353)
Prepaid expenses and other assets	(530)	90
Accounts payable	284	365
Accrued liabilities	2,211	726
Warranty liability	(578)	42
Deferred revenue	(288)	402

Net cash provided by operating activities	2,583	4,090

Investing Activities:
Purchases of short-term investments	—	(350)
Maturities of short-term investments	845	346
Purchases of machinery and equipment	(1,486)	(326)
Cash paid for acquisitions	(249)	(194)

Net cash used in investing activities	(890)	(524)

Financing Activities:
Proceeds from exercise of stock options and issuance of shares under employee purchase plan	216	173
Minimum tax withholding on restricted stock awards	(95)	(141)

Net cash provided by financing activities	121	32

Effect of exchange rate changes on cash	246	—

Net change in cash and cash equivalents	2,060	3,598
Cash and cash equivalents, beginning of period	32,595	16,561

Cash and cash equivalents, end of period	$34,655	$20,159

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Twelve Months Ended
	December 31,
	2008	2007
Operating Activities:
Net income (loss)	$(98,384)	$8,490

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	2,173	2,233
Depreciation and amortization	6,327	6,746
Gain on disposal of machinery and equipment	—	(16)
Impairment of goodwill	107,671	—
Licensing income and litigation settlement	—	(6,000)
Deferred income taxes	3,093	4,494
Minority interests	451	55

Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable, net	(2,495)	(2,468)
Inventories	(2,877)	(4,153)
Prepaid expenses and other assets	(975)	(304)
Accounts payable	(543)	1,031
Accrued liabilities	2,940	1,531
Warranty liability	585	679
Deferred revenue	(223)	1,030

Net cash provided by operating activities	17,743	13,348

Investing Activities:
Purchases of short-term investments	(845)	(1,240)
Maturities of short-term investments	1,195	1,437
Purchase of patents as part of litigation settlement	—	(1,000)
Purchases of machinery and equipment	(3,911)	(2,014)
Proceeds from repayment of note	38	—
Cash paid for acquisitions	(829)	(971)

Net cash used in investing activities	(4,352)	(3,788)

Financing Activities:
Proceeds from exercise of stock options and issuance of shares under employee purchase plan	1,103	921
Minimum tax withholding on restricted stock awards	(244)	(141)

Net cash provided by financing activities	859	780

Effect of exchange rate changes on cash	246	—

Net change in cash and cash equivalents	14,496	10,340
Cash and cash equivalents, beginning of period	20,159	9,819

Cash and cash equivalents, end of period	$34,655	$20,159

Cardiac Science Corporation and Subsidiaries
Reconciliation of GAAP Results to Non-GAAP Results (unaudited)
(in thousands)

	Reconciliation of Net Income to Adjusted EBITDA
	Three Months Ended		Three Months Ended
	December 31, 2008		December 31, 2007
		% of revenue		% of revenue

Net income (loss)	$(105,202)	-206.1%	$2,367	4.7%
Depreciation and amortization	1,550	3.0%	1,672	3.3%
Interest income	(55)	-0.1%	(203)	-0.4%
Income tax (benefit) expense	(152)	-0.3%	1,821	3.6%

EBITDA	(103,859)	-203.4%	5,657	11.2%

Stock-based compensation	658	1.3%	484	1.0%
Impairment of goodwill	107,671	210.9%	—	0.0%

Adjusted EBITDA	$4,470	8.8%	$6,141	12.2%

	Reconciliation of Net Income to Adjusted EBITDA
	Twelve Months Ended		Twelve Months Ended
	December 31, 2008		December 31, 2007
		% of revenue		% of revenue

Net income (loss)	$(98,384)	-47.7%	$8,490	4.7%
Depreciation and amortization	6,327	3.1%	6,746	3.7%
Interest income	(489)	-0.2%	(402)	-0.2%
Income tax expense	4,093	2.0%	4,924	2.7%

EBITDA	(88,453)	-42.9%	19,758	10.8%

Stock-based compensation	2,173	1.1%	2,233	1.2%
Impairment of goodwill	107,671	52.2%	—	0.0%
Litigation and related expenses	—	0.0%	3,808	2.1%
Licensing income and litigation settlement	—	0.0%	(6,000)	-3.3%

Adjusted EBITDA	$21,391	10.4%	$19,799	10.9%

Cardiac Science Corporation and Subsidiaries
Reconciliation of GAAP Results to Non-GAAP Results (unaudited)
(in thousands, except share and per share amounts)

	Reconciliation of Operating Income to Pro Forma Operating Income
	Three Months Ended		Three Months Ended
	December 31, 2008		December 31, 2007
		% of revenue		% of revenue

Operating income (loss)	$(105,744)	-207.1%	$4,072	8.1%
Impairment of goodwill	107,671	210.9%	—	0.0%

Pro forma operating income	$1,927	3.8%	$4,072	8.1%

	Reconciliation of Operating Income to Pro Forma Operating Income
	Twelve Months Ended		Twelve Months Ended
	December 31, 2008		December 31, 2007
		% of revenue		% of revenue

Operating income (loss)	$(94,964)	-46.1%	$12,217	6.7%
Impairment of goodwill	107,671	52.2%	—	0.0%
Litigation and related expenses	—	0.0%	3,808	2.1%
Licensing income and litigation settlement	—	0.0%	(6,000)	-3.3%

Pro forma operating income	$12,707	6.2%	$10,025	5.5%

	Reconciliation of Net Income to Pro Forma Net Income
	Three Months Ended		Three Months Ended
	December 31, 2008		December 31, 2007
		% of revenue		% of revenue

Net income (loss)	$(105,202)	-206.1%	$2,367	4.7%
Impairment of goodwill	107,671	210.9%	—	0.0%
Tax effect	(257)	-0.5%	—	0.0%

Pro forma net income	$2,212	4.3%	$2,367	4.7%

Weighted average shares outstanding — diluted	23,337,012		23,235,035
Pro forma net income per share — diluted	$0.09		$0.10

	Reconciliation of Net Income to Pro Forma Net Income
	Twelve Months Ended		Twelve Months Ended
	December 31, 2008		December 31, 2007
		% of revenue		% of revenue

Net income (loss)	$(98,384)	-47.7%	$8,490	4.7%
Impairment of goodwill	107,671	52.2%	—	0.0%
Litigation and related expenses	—	0.0%	3,808	2.1%
Licensing income and litigation settlement	—	0.0%	(6,000)	-3.3%
Tax effect	(257)	-0.1%	805	0.4%

Pro forma net income	$9,030	4.4%	$7,103	3.9%

Weighted average shares outstanding — diluted	23,421,470		23,197,911
Pro forma net income per share — diluted	$0.39		$0.31
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